Exhibit 10.2


THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO GVI SECURITY SOLUTIONS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.


                         SECURED CONVERTIBLE TERM NOTE

      FOR VALUE RECEIVED, GVI SECURITY SOLUTIONS, INC., a Delaware corporation (the "BORROWER"), hereby promises to pay to LAURUS MASTER FUND, LTD., c/o Ironshore Corporate Services Ltd., P.O. Box 1234 G.T., Queensgate House, South Church Street, Grand Cayman, Cayman Islands, Fax: 345-949-9877 (the "HOLDER") or its registered assigns or successors in interest, on order, the sum of Five Million Dollars ($5,000,000), together with any accrued and unpaid interest hereon, on May 27, 2007 (the "MATURITY DATE") if not sooner paid.

      Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Securities Purchase Agreement dated as of the date hereof between the Borrower and the Holder (the "PURCHASE AGREEMENT"). This is the Note referred to in the Purchase Agreement, and all forms, terms and provisions thereof are expressly incorporated herein by reference.

The following terms shall apply to this Note:

                                    ARTICLE I
                             INTEREST & AMORTIZATION

      1.1(a) Interest Rate. Subject to Sections 4.11 and 5.6 hereof, interest payable on this Note shall accrue at a rate per annum (the "INTEREST Rate") equal to the "prime rate" published in The Wall Street Journal from time to time, plus two percent (2.0%). The Interest Rate shall be increased or decreased as the case may be for each increase or decrease in the prime rate in an amount equal to such increase or decrease in the prime rate; each change to be effective as of the day of the change in such rate. Subject to Section 1.1(b) hereof, the Interest Rate shall not be less than six percent (6.0%). Interest shall be (i) calculated on the basis of a 360 day year, (ii) payable monthly, in arrears, commencing on June 1, 2004 and on the first business day of each consecutive calendar month thereafter until the Maturity Date (and on the Maturity Date), whether by acceleration or otherwise (each, a "REPAYMENT DATE").

      1.1 (b) Interest Rate Adjustment. The Interest Rate shall be calculated on the last business day of each month hereafter until the Maturity Date (each a "DETERMINATION DATE") and be subject to adjustment as set forth herein. If (i) the Borrower shall have an effective registration statement under the Securities Act of 1933, as amended, with respect to the shares of the Borrower's common stock, par value $.001 per share ("COMMON STOCK") issuable upon (x) conversion of the Note, and (y) exercise of that certain warrant of even date herewith issued to Holder (collectively, the "UNDERLYING SHARES"), and (ii) the average closing market price (the "MARKET PRICE") of the Common Stock as reported by Bloomberg, L.P. on the Principal Market (as defined below) for the five (5) trading days immediately preceding a Determination Date exceeds the then applicable Fixed Conversion Price by at least twenty five percent (25%), the Interest Rate for the succeeding calendar month shall automatically be reduced by 200 basis points (200 b.p.) (2.0%) for each incremental twenty five percent (25%) increase in the Market Price of the Common Stock above the then applicable Fixed Conversion Price. If (i) the Borrower shall not have an effective registration statement with respect to the Underlying Shares, and (ii) the Market Price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for the five (5) trading days immediately preceding a Determination Date exceeds the then applicable Fixed Conversion Price by at least twenty five percent (25%), the Interest Rate for the succeeding calendar month shall automatically be decreased by 100 basis points (100 b.p.) (1.0%) for each incremental twenty five percent (25%) increase in the Market Price of the Common Stock above the then applicable Fixed Conversion Price.

      1.2 Minimum Monthly Principal Payments. Amortizing payments of the aggregate principal amount outstanding under this Note at any time (the "PRINCIPAL AMOUNT") shall begin on the first business day in September, 2004 and shall recur and be due and payable on the first business day of each succeeding month thereafter until the Maturity Date (each, an "AMORTIZATION DATE") as set forth in the table below:

--------------------------------------------------------------------------------
       Month         Principal Amount           Month        Principal Amount
--------------------------------------------------------------------------------
        9/04               $75,000              4/06              $150,000
--------------------------------------------------------------------------------
       10/04               $75,000              5/06              $150,000
--------------------------------------------------------------------------------
       11/04               $75,000              6/06              $190,000
--------------------------------------------------------------------------------
       12/04               $75,000              7/06              $190,000
--------------------------------------------------------------------------------
        1/05               $75,000              8/06              $190,000
--------------------------------------------------------------------------------
        2/05               $75,000              9/06              $190,000
--------------------------------------------------------------------------------
        3/05               $75,000              10/06             $190,000
--------------------------------------------------------------------------------
        4/05               $75,000              11/06             $190,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
        5/05               $75,000              12/06             $190,000
--------------------------------------------------------------------------------
        6/05              $150,000              1/07              $190,000
--------------------------------------------------------------------------------
        7/05              $150,000              2/07              $190,000
--------------------------------------------------------------------------------
        8/05              $150,000              3/07              $190,000
--------------------------------------------------------------------------------
        9/05              $150,000              4/07              $190,000
--------------------------------------------------------------------------------
       10/05              $150,000              5/07              $435,000
--------------------------------------------------------------------------------
       11/05              $150,000
--------------------------------------------------------------------------------
       12/05              $150,000
--------------------------------------------------------------------------------
        1/06              $150,000
--------------------------------------------------------------------------------
        2/06              $150,000
--------------------------------------------------------------------------------
        3/06              $150,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      Subject to Section 3 below, beginning on the first Amortization Date, the Borrower shall make monthly payments to the Holder on each Repayment Date, each in the amount set forth above, together with any accrued and unpaid interest to date on such portion of the Principal Amount plus any and all other amounts which are then due and owing under this Note but have not been paid (collectively, the "MONTHLY AMOUNT"). Any Principal Amount that remains outstanding on the Maturity Date shall be due and payable on the Maturity Date.

                                   ARTICLE II
                              CONVERSION REPAYMENT

      2.1 (a) Payment of Monthly Amount in Cash or Common Stock. Each month, no later than the fifth (5th) business day prior to each Amortization Date (the "NOTICE DATE"), subject to 2.1(b), the Holder shall deliver to Borrower a written notice in the form of Exhibit B attached hereto stating the Monthly Amount payable on the next Repayment Date in cash or converted into Common Stock, or a combination of both (each, a "REPAYMENT NOTICE"). Subject to Section 2.1(b), if a Repayment Notice is not delivered by the Holder on or before the applicable Notice Date for such Repayment Date, then the Borrower shall pay the

Monthly Amount due on such Repayment Date in cash. If the Holder converts all or a portion of the Monthly Amount into shares of Common Stock as provided herein, the number of such shares to be issued by the Borrower to the Holder on such Repayment Date shall be the number determined by dividing (x) the portion of the Monthly Amount to be paid in shares of Common Stock, by (y) the then applicable Fixed Conversion Price. For purposes hereof, the initial "FIXED CONVERSION PRICE" means $2.70

      (b) Monthly Amount Conversion Guidelines. Subject to Sections 2.1(a), 2.2, and 3.2 hereof, the Holder shall convert all or a portion of the Monthly Amount due on each Repayment Date into shares of Common Stock if the average closing price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for the five (5) trading days immediately preceding the applicable Repayment Date is greater than or equal to 110% of the Fixed Conversion Price, so that the Holder shall be paid the Monthly Amount due to the Holder on such Repayment Date in shares of Common Stock, provided, however, that the amount of the Monthly Amount payable in Common Stock on the applicable Repayment Date shall, if applicable, be limited to thirty five percent (35%) of the aggregate dollar trading volume of the Common Stock for the ten (10) day trading period immediately preceding the applicable Notice Date. Any part of the Monthly Amount due on a Repayment Date that the Holder has not converted into Common Stock pursuant to this Section 2.1(b) shall be paid by the Borrower in cash within three (3) Business Days of the applicable Repayment Date.

      2.2 No Effective Registration. Notwithstanding anything to the contrary herein, none of the Borrower's obligations to the Holder may be paid in shares of Common Stock unless (i) either (x) an effective current Registration Statement (as defined in the Registration Rights Agreement) covering the shares of Common Stock issuable upon conversion of this Note exists or (y) an exemption from registration of the Common Stock is available to the Holder pursuant to Rule 144 of the Securities Act and (ii) no Event of Default hereunder exists and is continuing, unless such Event of Default is cured within any applicable cure period or is otherwise waived in writing by the Holder in whole or in part at the Holder's option.

      Any amounts paid in shares of Common Stock pursuant to this Section 2.2 shall be deemed to constitute payments of outstanding fees, interest and principal arising in connection with Monthly Amounts for the remaining Repayment Dates, in chronological order.

      2.4 Optional Redemption in Cash. The Borrower will have the option of prepaying this Note ("OPTIONAL REDEMPTION") by paying to the Holder a sum of money equal to one hundred twenty percent (120%) of the principal amount then outstanding under this Note together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note, the Purchase Agreement, or any Related Agreement (the "REDEMPTION AMOUNT") outstanding on the Redemption Payment Date (defined below) specified in the written notice of redemption (the "NOTICE OF REDEMPTION"). The Notice of Redemption shall specify the date for such Optional Redemption (the "REDEMPTION PAYMENT DATE") which date shall be seven (7) business days after the date of the

Notice of Redemption (the "REDEMPTION PERIOD"). A Notice of Redemption shall not be effective with respect to any portion of this Note for which the Holder has previously delivered a Notice of Conversion (defined below), or for any portion of this Note for which a Notice of Conversion is delivered during the Redemption Period. The Redemption Amount shall be determined as if the Holder's conversion elections had been completed immediately prior to the date of the Notice of Redemption. On the Redemption Payment Date, the Redemption Amount must be paid in good funds to the Holder. In the event the Borrower fails to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then such Redemption Notice will be null and void.

                                  ARTICLE III
                               CONVERSION RIGHTS

      3.1. Holder's Conversion Rights. The Holder shall have the right, but not the obligation, to convert all or any portion of the then aggregate outstanding principal amount of this Note, together with interest and fees due hereon, into shares of Common Stock subject to the terms and conditions set forth in this
Article III. The shares of Common Stock to be issued upon such conversion are herein referred to as the "Conversion Shares." The Holder may exercise such right by delivery to the Borrower of a written notice of conversion not less than one (1) day prior to the date upon which such conversion shall occur.

      3.2 Conversion Limitation. Notwithstanding anything contained herein to the contrary, the Holder shall not be entitled to convert pursuant to the terms of this Note an amount that would be convertible into that number of Conversion Shares which would exceed the difference between the number of shares of Common Stock beneficially owned by such Holder or issuable upon exercise of warrants held by such Holder and 4.99% of the outstanding shares of Common Stock of the Borrower. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder. The Holder may void the Conversion Share limitation described in this Section 3.2 upon 75 days prior notice to the Borrower or without any notice requirement upon an Event of Default.

      3.3 Mechanics of Holder's Conversion. (a) In the event that the Holder elects to convert this Note into Common Stock, the Holder shall give notice of such election by delivering an executed and completed notice of conversion ("NOTICE OF CONVERSION") to the Borrower and such Notice of Conversion shall provide a breakdown in reasonable detail of the Loans, accrued interest and fees that are being converted. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Loans outstanding hereunder, accrued interest and fees as entered in its records and shall provide written notice thereof to the Borrower within two (2) business days after the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to the Borrower in accordance with the provisions hereof shall be deemed a Conversion Date (the "CONVERSION Date"). A form of Notice of Conversion to be employed by the Holder is annexed hereto as Exhibit A. Pursuant to the terms of the Notice of Conversion, the Borrower will within one (1) Business Day of the date of the delivery to Borrower of the Notice of Conversion, instruct its counsel to issue an opinion with respect to the issuance of the Conversion Shares, and instruct the transfer agent to transmit the certificates representing the Conversion Shares to the Holder either by hand delivery, or if it is capable, by crediting the account of the Holder's designated broker with the Depository Trust Corporation ("DTC") through its Deposit Withdrawal Agent Commission ("DWAC") system within three (3) Business Days after receipt by the Borrower of the Notice of Conversion. In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Borrower of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of such Common Stock, unless the Holder provides the Borrower written instructions to the contrary.

      (b) Late Payments. The Borrower understands that a delay in the delivery of the shares of Common Stock in the form required pursuant to this Article beyond three (3) Business Days after Borrower's receipt of the Conversion Notice (the "DELIVERY DATE") could result in economic loss to the Holder. As compensation to the Holder for such loss, in the event Borrower fails to instruct the transfer agent or its counsel within one (1) Business Day as required by Section 3.3, and as a result thereof, certificates representing the Conversion Shares are not delivered to the Holder on or before the Delivery Date, the Borrower agrees to pay late payments to the Holder for late issuance of such shares in the form required pursuant to this Article III upon conversion of the Note, in the amount equal to $500 per Business Day for each day Borrower fails to provide such instructions to its transfer agent and/or its counsel, but solely if Borrower fails to provide such instructions to its transfer agent and/or its counsel as provided in Section 3.3 above. The Borrower shall pay any payments incurred under this Section in immediately available funds upon demand.


      3.4   Conversion Mechanics.

      (a) The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal and interest and fees to be converted, if any, by the then applicable Fixed Conversion Price. In the event of any conversions of outstanding principal amount under this Note in part pursuant to this Article III, such conversions shall be deemed to constitute conversions of outstanding principal amount applying to Monthly Amounts for the remaining Repayment Dates in chronological order. By way of example, if the original principal amount of this Note is $5,000,000 and the Holder converted $200,000 of such original principal amount prior to the first Repayment Date, then (1) the principal amount of the Monthly Amount due on the first Repayment Date would equal $0, (2) the principal amount of the Monthly Amount due on the second Repayment Date would equal $0 and (3) the principal amount of the Monthly Amount due on the third Repayment Date would be $50,000.

      (b) The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion is subject to adjustment from time to time upon the occurrence of certain events, as follows:

      A. Reclassification, etc. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid Principal Amount and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

      B. Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Fixed Conversion Price or the Conversion Price, as the case may be, shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

      C. Share Issuances. Subject to the provisions of this Section 3.4, if the Borrower shall at any time prior to the conversion or repayment in full of the Principal Amount issue any shares of Common Stock or securities convertible into Common Stock to a person other than the Holder (except (i) pursuant to Subsections A or B above; (ii) pursuant to options, warrants, or other obligations to issue shares outstanding on the date hereof as disclosed to Holder in writing; (iii) pursuant to options that may be issued under any employee incentive stock option and/or any qualified stock option plan adopted by the Borrower; (iv) in connection with an underwritten public offering of the Borrower's securities; (v) pursuant to a merger or acquisition transaction approved by Borrower's Board of Directors; (vi) to a "strategic partner" as determined by Borrower's Board of Directors; or (vii) to Holder or any of its Affiliates) for a consideration per share (the "Offer Price") less than the Fixed Conversion Price in effect at the time of such issuance, then the Fixed Conversion Price shall be immediately reset pursuant to the formula below.

            If the Company issues any additional shares pursuant to Section 3.4 above then, and thereafter successively upon each such issue, the Fixed Conversion Price shall be adjusted by multiplying the then applicable Fixed Conversion Price by the following fraction:


        -------------------------------
                  A + B
        -------------------------------

        (A + B) +  [((C  - D) x B) / C]
        -------------------------------

            A = Total amount of shares convertible pursuant to this Note.

            B =  Actual shares sold in the offering

            C = Fixed Conversion Price

            D = Offering price

      D. Computation of Consideration. For purposes of any computation respecting consideration received pursuant to Subsection C above, the following shall apply:

            (a) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Borrower for any underwriting of the issue or otherwise in connection therewith;

            (b) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Borrower (irrespective of the accounting treatment thereof); and

            (c) Upon any such exercise, the aggregate consideration received for such securities shall be deemed to be the consideration received by the Borrower for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Borrower upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (a) and (b) of this Subsection (D)).

      E. Reservation of Shares. During the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.


      3.5 Issuance of New Note. Upon any partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid. The Borrower will pay no costs, fees or any other consideration to the Holder for the production and issuance of a new Note.

                                   ARTICLE IV
                                EVENTS OF DEFAULT

      Upon the occurrence and continuance of an Event of Default beyond any applicable grace period, the Holder may make all sums of principal, interest and other fees then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable. In the event of such an acceleration, within five
(5) days after written notice from Holder to Borrower (each occurrence being a "DEFAULT NOTICE PERIOD") the amount due and owing to the Holder shall be 115% of the outstanding principal amount of the Note (plus accrued and unpaid interest and fees, if any) (the "DEFAULT PAYMENT"). If, with respect to any Event of Default, the Borrower cures the Event of Default, the Event of Default will be deemed to no longer exist and any rights and remedies of Holder pertaining to such Event of Default will be of no further force or effect. The Default Payment shall be applied first to any fees due and payable to Holder pursuant to the Note or the Related Agreements, then to accrued and unpaid interest due on the Note and then to outstanding principal balance of the Note.

      The occurrence of any of the following events set forth in Sections 4.1 through 4.10, inclusive, is an "EVENT OF DEFAULT":

      4.1 Failure to Pay Principal, Interest or other Fees. The Borrower fails to pay when due any installment of principal, interest or other fees hereon in accordance herewith, or the Borrower fails to pay when due any amount due under any other promissory note issued by Borrower to Holder, and in any such case, such failure shall continue for a period of three (3) days following the date upon which any such payment was due.

      4.2 Breach of Covenant. The Borrower breaches any material covenant or any other material term or condition of this Note or the Purchase Agreement in any material respect, or the Borrower or any of its Subsidiaries breaches any material covenant or any other material term or condition of any Related Agreement in any material respect and, any such case, such breach, if subject to cure, continues for a period of fifteen (15) days after notice from Holder of the occurrence thereof.

      4.3 Breach of Representations and Warranties. Any material representation or warranty made by the Borrower in this Note or the Purchase Agreement, or by the Borrower or any of its Subsidiaries in any Related Agreement, shall, in any such case, be false or misleading in any material respect on the date that such representation or warranty was made or deemed made.

      4.4 Receiver or Trustee. The Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

      4.5 Judgments. Any money judgment, writ or similar final process shall be entered or filed against the Borrower or any of its Subsidiaries or any of their respective property or other assets for more than $250,000, and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days.

      4.6 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any of its Subsidiaries.

      4.7 Stop Trade. An SEC stop trade order or Principal Market trading suspension of the Common Stock shall be in effect for five (5) consecutive days or five (5) days during a period of ten (10) consecutive days, excluding in all cases a suspension of all trading on a Principal Market, provided that the Borrower shall not have been able to cure such trading suspension within thirty
(30) days of the notice thereof or list the Common Stock on another Principal Market within sixty (60) days of such notice. The "Principal Market" for the Common Stock shall include the over-the-counter market, the NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock), or any securities exchange)or other securities market on which the Common Stock is then being listed or traded.

      4.8 Failure to Deliver Transfer Agent Instructions. The Borrower shall fail to instruct the transfer agent to deliver the Common Stock to the Holder as required by this Note or Section 9 of the Securities Purchase Agreement, and as a result thereof, certificates representing such shares of Common Stock are not delivered to the Holder within ten business days after the date Borrower was required to so instruct the transfer agent.

      4.9 Default Under Related Agreements or Other Agreements. The occurrence and continuance of any Event of Default (as defined in any Related Agreement) or any event of default (or similar term) under any other indebtedness which results in the acceleration of obligations of the Borrower in the amount of $250,000.

      4.10 Change in Control. The occurrence of a change in the controlling ownership of the Borrower; provided, however, that a change in the controlling ownership of the Borrower shall be deemed not to occur if the person obtaining such control possessed beneficial ownership, directly or indirectly, as of the date hereof, of 35% or more of Borrower's outstanding shares of Common Stock.

                           DEFAULT RELATED PROVISIONS

      4.11 Payment Grace Period. Following the occurrence and continuance of an Event of Default beyond any applicable cure period hereunder, the Borrower shall pay the Holder a default interest rate equal to three percent (3%) per annum above the Interest Rate from time to time in effect on all amounts due and owing under the Note, which default interest shall be payable upon demand.

      4.12 Conversion Privileges. The conversion privileges set forth in Article III shall remain in full force and effect immediately from the date hereof and until this Note is paid in full.

      4.13 Cumulative Remedies. The remedies under this Note shall be cumulative.

                                   ARTICLE V
                                 MISCELLANEOUS

      5.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

      5.2 Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day,
(c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Borrower at the address provided in the Purchase Agreement executed in connection herewith, and to the Holder at the address provided in the Purchase Agreement for such Holder, with a copy to John E. Tucker, Esq., 825 Third Avenue, 14th Floor, New York, New York 10022, facsimile number (212) 541-4434, or at such other address as the Borrower or the Holder may designate by ten days advance written notice to the other parties hereto. A Notice of Conversion shall be deemed given when made to the Borrower pursuant to the Purchase Agreement.

      5.3 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument issued pursuant to Section 3.5 hereof, as it may be amended or supplemented.

      5.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Purchase Agreement. This Note shall not be assigned by the Borrower without the consent of the Holder.

      5.5 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individual signing this Note on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower's obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court in favor of the Holder.

      5.6 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

      5.7 Security Interest and Guarantee. The Holder has been granted a security interest (i) in certain assets of the Borrower and its Subsidiaries as more fully described in the Master Security Agreement dated as of the date hereof and (ii) pursuant to the Stock Pledge Agreement dated as of the date hereof. The obligations of the Borrower under this Note are guaranteed by certain Subsidiaries of the Borrower pursuant to the Subsidiary Guaranty dated as of the date hereof.

      5.8 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

      5.9 Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay to Holder reasonable costs of collection, including reasonable attorney's fees.



      [Balance of page intentionally left blank; signature page follows.]

      IN WITNESS WHEREOF, the Borrower has caused this Convertible Term Note to be signed in its name effective as of this 27th day of May, 2004.


                                          GVI SECURITY SOLUTIONS, INC.


                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

WITNESS:


---------------------------------

                                   EXHIBIT A

                              NOTICE OF CONVERSION

(To be executed by the Holder in order to convert all or part of the Note into Common Stock

[Name and Address of Holder]


The Undersigned hereby converts $_________ of the principal due [plus $_________ of interest and fees] under the Convertible Term Note issued by GVI SECURITY SOLUTIONS, INC. dated May __, 2004 by delivery of shares of Common Stock of GVI SECURITY SOLUTIONS, INC. on and subject to the conditions set forth in Article III of such Note.


1.    Date of Conversion
                               ---------------------------

2.    Shares To Be Delivered:
                               ---------------------------


                                     By:
                                        -----------------------------------
                                     Name:
                                          ---------------------------------
                                     Title:
                                           --------------------------------

                                   EXHIBIT B

                                REPAYMENT NOTICE

(To be executed by the Holder in order to convert all or part of a Monthly Amount into Common Stock)

[Name and Address of Holder]


Holder hereby elects to be repaid $_________ of the Monthly Amount due on [specify applicable Repayment Date] under the Convertible Term Note issued by GVI SECURITY SOLUTIONS, INC. dated _______, 200__ by delivery of Shares of Common Stock of GVI SECURITY SOLUTIONS, INC. on and subject to the conditions set forth in Article III of such Note.


1.    Fixed Conversion Price: $
                               ---------------------------------------

2.    Amount to be paid:      $
                               ---------------------------------------

3.    Shares To Be Delivered (2 divided by 1):
                                                ----------------------

4.    Cash payment to be made by Borrower :    $
                                                ----------------------




Date:                                     LAURUS  MASTER FUND, LTD.
     --------------


                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------